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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Micrografx, Inc.


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Micrografx, Inc. 1995 Employee Stock Purchase Plan of our report dated August 11, 1998 (except Note 14, as to which the date is September 18, 1998), with respect to the consolidated financial statements and schedule of Micrografx, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Dallas, Texas
October 6, 1998